Filed Pursuant to Rule 424(b)(5)

Registration No. 333-237982

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2020)

Liquid Media Group Ltd.

1,791,045 Common Shares

________________________

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 1,791,045 of our common shares, without par value, to institutional investors.

Our common shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “YVR.” On March 18, 2021, the closing price of our common shares on Nasdaq was $2.91 per share.

The aggregate market value of our outstanding common shares held by non-affiliates is $38,716,213 million based on 11,155,569 common shares outstanding as of March 18, 2021, of which 9,801,573 common shares were held by non-affiliates, at a price per common share of $3.95 based on the closing sale price of our common shares on the Nasdaq Capital Market on March 17, 2021.  Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus supplement forms a part during any 12-calendar-month period exceed one-third of our public float, so long as our public float is less than $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding the securities in this offering), we have offered and sold $4,000,002 worth of our securities pursuant to General Instruction I.B.5 of Form F-3.

We have retained H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us in this offering or to arrange for the purchase or sale of any specific number or dollar amount of securities but will assist us in this offering on a reasonable best efforts basis. We have also agreed to pay the placement agent the fees set forth in the table below in connection with this offering.

	Per Share	Total
Offering Price	$3.35	$6,000,000.75
Placement Agent Fees (1)	$0.23	$420,000.05
Proceeds, before expenses, to us	$3.12	$5,580,000.70

(1) In addition, we have agreed to pay the placement agent certain expenses. See “Plan of Distribution” beginning on page S-25 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Delivery of the common shares is expected to be made on or about March 22, 2021, subject to the satisfaction of certain conditions.

Investing in our securities involves a high degree of risk.  Before investing in our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-13 of this prospectus supplement, and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and refer to the risk factors that may be included in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

_______________________

Placement Agent

H.C. Wainwright & Co.

The date of this prospectus supplement is March 18, 2021.

Table of Contents

About This Prospectus SupplementS-1

Prospectus Supplement SummaryS-2

The OfferingS-5

Where You Can Find More InformationS-7

Incorporation of Certain Information by ReferenceS-7

Forward-Looking StatementsS-9

Risk FactorsS-13

Capitalization and IndebtednessS-15

Use of ProceedsS-16

DilutionS-17

U.S. Federal Income Tax ConsiderationsS-18

Canadian Federal Income Tax ConsiderationsS-22

Expense of the Issuance and DistributionS-24

Plan of DistributionS-25

Legal MattersS-27

ExpertsS-27

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering.  Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read the information in this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein as provided for under the heading “Incorporation of Certain Information by Reference.”

Investing in our securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax adviser with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized, and the placement agent has not authorized, anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus supplement. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Our consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “Liquid” and the “Company” refer to Liquid Media Group Ltd. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus supplement are references to U.S. dollars. References to “$”, “US$” or “USD$” are to U.S. dollars and references to “CS” or “CAD$” are to Canadian dollars.

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included herein and therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Our primary business is producing gaming, television and film content from inspiration to distribution, which we intend to grow primarily through the aggregation of gaming, television and film content to create a vertically-integrated studio system. Our strategy involves partnering with, acquiring (and/or acquiring interests in) companies that have demonstrated success in our industry. We believe that imaginative video product is essential to success. To implement that strategy, we maintain a 49% interest in Waterproof Studios Inc. (“Waterproof”), an animation studio based in Vancouver, British Columbia, that has demonstrated success in providing content and animation to large studios.  This strategic approach allows Waterproof and, by extension, us to avoid the substantial costs of wholly creating intellectual property, providing advertising and production. Instead, we provide segments of films for studios that incur those costs. We believe that entering and participating in the film industry in this manner allows us to build our infrastructure while preserving capital, generating revenue and developing the skills necessary to develop films.

Additionally, we develop games, including console and desktop downloadable games as well as mobile games, for various platforms, including Apple’s iOS and the Android operating systems.

Our strategy for building this part of our business focuses on partnering with or obtaining substantial interests in companies that have demonstrated the ability to successfully create games with a substantial audience. By leveraging these partnerships and acquisitions, we believe that we can more quickly and successfully enter the market and develop profitability, which we will believe will also enable us to finance future acquisitions and, thereby, acquire or organically develop the skills to create successful games in-house and capture more of the profits generated from the games we develop.

We also intend to develop and launch an online direct-to-consumer distribution platform that would both allow us to bring our portfolio of content to market independently and serve as a platform for other content creators (whether filmmakers, makers of video games or otherwise) to self-distribute their content directly to consumers.  Through this platform, filmmakers would be able to access the latest monetization, social and showcasing features, which would in turn engage viewers in online viewing experiences.

We are working to forge relationships with an extensive network of industry partners to integrate cutting-edge technology into our portfolio of gaming and film products. Initial growth efforts in this regard are intended to take steps to begin consolidating the city of Vancouver’s fragmented film and entertainment market, where more than $3.4 billion is spent annually on film and television production services. We have signed a licensing agreement to enable us to move digital content production into the cloud.

Company Background and Information

Liquid Media Group Ltd. is a corporation incorporated under the laws of the province of British Columbia, Canada, and is governed by the Business Corporations Act (British Columbia). The Company was incorporated under the Company Act (British Columbia) on February 4, 1986, under the name “2060 Investments Ltd.” On May 21, 1986, Liquid changed its name to “Camfrey Resources Ltd.” On March 16, 1993, Liquid changed its name to “Brio Industries Inc.,” and on October 25, 1999, Liquid changed its name to Leading Brands, Inc. (“LBI”). On August 10, 2018, the Company changed its name to “Liquid Media Group Ltd.” in connection with the consummation of the business combination between LBI and Liquid Canada by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Business Combination”).

The head office of the Company is located at 202, 5626 Larch Street Vancouver, BC, Canada V6M 4E1, and our telephone number is (604) 602-0001.

Recent Developments

On February 18, 2021, Liquid Media Group (Canada) Ltd. (“SubCo”) was served a lawsuit in the Supreme Court of British Columbia, Canada, by three other shareholders (the “WP Shareholders”) of Waterproof collectively holding a 51% interest in Waterproof. The WP Shareholders seek to effect specific performance of a buy notice (the “Buy Notice”) and unspecified damages. The Buy Notice indicates that the WP Shareholders seek to exercise a right to buy SubCo’s 49% ownership of Waterproof pursuant to a trigger set out in the shareholders agreement of Waterproof among the WP Shareholders and Subco (the “WP SHA”). For reasons set out to the WP Shareholders shortly following receipt of the Buy Notice, it is the position of the Company and SubCo that the trigger event has not occurred, and accordingly the Buy Notice was not effective under the WP SHA. As at the date hereof, Subco is in the process of preparing a response to the claim.

On January 14, 2021, our Shareholder Rights Plan (the “Rights Plan”) expired and is of no longer of any force and effect. The Rights Plan expired at the termination of the Company’s annual general meeting of shareholders held on January 14, 2021.

As of August 31, 2020, the Company no longer holds any interest in Majesco Entertainment Company.

The Offering

Common Shares Offered by Us	1,791,045 common shares

Offering Price	$3.35 per common share

Common Shares to be Outstanding Immediately After this Offering	12,946,614 common shares

Use of Proceeds

We intend to use the net proceeds from this offering for working capital purposes, expanding existing businesses or acquiring or investing in businesses, debt reduction or debt refinancing, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk Factors

You should read the “Risk Factors” sections beginning on page S-13 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

Tax Considerations

You are urged to consult your own tax advisers with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of our common shares.  See “U.S. Federal Income Tax Considerations” and “Canadian Federal Income Tax Considerations” on pages S-18 and S-22 of this prospectus supplement.

Listing	Our common shares are listed on the Nasdaq Capital Market under the symbol “YVR.”

The number of common shares that will be outstanding after this offering as shown above is based on 11,155,569 common shares outstanding as of March 18, 2021 and excludes the following:

•	2,030,445 common shares issuable upon the exercise of stock options outstanding as of March 18, 2021, at a weighted-average exercise price of $1.90 per share;

•	2,157,542 common shares issuable upon the exercise of share purchase warrants outstanding as of March 18, 2021, at a weighted-average exercise price of $1.62 per share;

•	213,333 common shares issuable upon the exercise of agents warrants outstanding as of March 18, 2021, at a weighted-average exercise price of $1.88 per share; and

•	270,000 common shares issuable upon the conversion of convertible debentures outstanding as of March 18, 2021, at a weighted-average exercise price of $1.50 per share.

Where You Can Find More Information

Statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file and furnish reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnish with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings through our website at www.liquidmediagroup.co.

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form F-3. This prospectus supplement and the accompanying prospectus do not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is deemed to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have previously filed with the SEC:

•Our Annual Report on Form 20-F for the year ended November 30, 2020, filed with the SEC on March 3, 2021; and

•The description of our common shares contained in Exhibit 2(d) to Amendment No. 1 to our Annual Report on Form 20-F for the year ended November 30, 2019, as filed with the SEC on May 14, 2020, and any amendments and reports updating such description.

In addition, this prospectus supplement and the accompanying prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus supplement. We may also incorporate by reference into this prospectus supplement and the accompanying prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from us at:

Liquid Media Group Ltd.
Attention: Corporate Secretary
#202, 5626 Larch Street
Vancouver, BC  V6M 4E1
Canada
(604) 602-0001

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation.  We have tried to identify these forward-looking statements and information by using words such as “may,” “might,” “hope,” “will,” “should,” “expect,” “plan,” “forecast,” “project,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “contemplate,” “could,” “future” or the negative of those terms or other words of similar meaning.  These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions and are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  These risks, uncertainties and other factors relate to, without limitation:

•COVID-19 caused a global pandemic.

•We have a history of operating losses and negative cash flow, and we may never achieve profitability.

•Our limited operating history and our evolving business make it difficult to evaluate our results of operations and prospects.

•We require additional financing to sustain and expand our operations, and we may not be able to obtain financing on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

•Our existing indebtedness, or indebtedness that we may incur in the future, could adversely affect us, and the terms of any debt covenants could limit how we conduct our business and our ability to raise additional funds.

•We may not be able to successfully implement our business plan.

•The potential growth of our business may depend upon our ability to consummate strategic acquisitions, which will depend on the availability of, and our ability to identify, suitable candidates; acquisitions we pursue could result in operating and other difficulties relating to integration of new businesses into our existing business, dilution to our shareholders and other consequences harmful to our business.

•The industry in which we operate is intensely competitive. If we are not able to effectively compete, including because customers and consumers prefer competitors’ products or services over our own, our operating results could suffer.

•Our industry is subject to significant, rapid changes, and we may fail to anticipate or successfully implement new or evolving technologies, or adopt successful business strategies, distribution methods or services.

•We may not be successful in developing or launching our online direct-to-consumer distribution platform.

•We may fail to launch new products and services, in a timely manner or at all, and, when launched, our new products and services may not be commercially successful.

•Our growth relies on market acceptance.

•Our products may not receive favorable reviews or ratings or perform well, and third parties may not, or may not continue to, do business with us or promote our products or services, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

•We are subject to product development risks that could result in delays and additional costs, and we must adapt to changes in software technologies.

•Programming errors or flaws in our products or the third party platforms, consoles and other methods through which our products are distributed could harm our reputation or decrease market acceptance of our products, which would harm our operating results.

•Declines in consumer spending and other adverse changes in the economy could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

•We are particularly susceptible to adverse economic and other developments in Vancouver, British Columbia.

•Companies and governmental agencies may restrict access to our website, other websites that carry our products, mobile applications or the internet, generally, which could lead to losses or slower growth due to the effects such restrictions may have on our customer base.

•Our business is subject to our ability to develop commercially successful products for the current video game platforms.

•Video game hardware manufacturers set the royalty rates and other fees that we must pay to provide games for their platforms and, therefore, have significant influence on our costs. If one or more of these manufacturers change their fee structure, our business, financial condition, results of operations, cash flow and prospects may be materially impacted.

•The global COVID-19 pandemic may negatively affect our business, financial condition, results of operations, cash flow and prospects, and these impacts may persist for an extended period of time or become more pronounced.

•Under International Financial Reporting Standards, we are not able to consolidate our financial statements with the financial statements of companies in which we own minority equity ownership interests.

•Fluctuations in the value of the U.S. dollar relative to the Canadian dollar may adversely affect our business.

•Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.

•We cannot guarantee that we will be able to claim investment tax credits in Canada.

•As a company in the early stages of our development, we rely upon our management team; our future success depends significantly on their continued service and performance, as well as our ability to hire and retain additional competent and skilled management and technical and other personnel.

•Our management team has limited experience managing a public company.

•We may not be able to manage our potential growth.

•We use a limited number of suppliers.

•Our results of operations may fluctuate significantly as to our film operations depending upon the timing of television shows and films delivered or made available to various media.

•Our business is subject to a variety of U.S., Canadian and other laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business.

•We may be involved in legal proceedings, including a lawsuit involving one of our subsidiaries, Waterproof, that may result in adverse outcomes.

•We depend on protection afforded by trademarks and copyrights to protect our intellectual property.

•We rely on the availability of licenses to intellectual property of third parties, which exposes us to risks over which we have little or no control.

•Intellectual property claims may increase our costs or require us to cease selling affected products, which could adversely affect our business, financial condition, results of operations, cash flow and prospects.

•Third parties with which we do business process, store and use personal information and other data of consumers of our content, and, as we implement our growth strategy, we may process, store and use such consumer data, which may subject us to governmental regulation and other legal obligations related to privacy and data security, and such third parties’ or our actual or perceived failure to comply with such obligations could harm our business.

•Security breaches involving the source code for our products or other sensitive and proprietary information could adversely affect our business.

•The proliferation of “cheating” programs and scam offers that seek to exploit our games and players affects the game-playing experience and may lead players to stop playing our games.

•We may not be able to maintain our listing on the Nasdaq Capital Market.

•Future capital raising efforts may be dilutive to our shareholders, result in increased interest expense in future periods or depress our share price.

•The price of our common shares may be volatile or may decline regardless of our operating performance.

•We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal controls and/or disclosure controls or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our financial statements and otherwise make timely and accurate public disclosure.

•We are a “foreign private issuer” under U.S. securities laws and, as a result, are subject to disclosure obligations different from requirements applicable to U.S. domestic registrants listed on Nasdaq.

•We could lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

•If we were to be a passive foreign investment company for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, U.S. holders of our common shares (or securities exercisable for or convertible into our common shares) may suffer adverse tax consequences.

•We have never paid cash dividends on our common shares, and we do not anticipate paying cash dividends in the foreseeable future.

•Provisions in our articles may prevent efforts by our shareholders to effect a change of control of our company or a change in our management.

•We are incorporated in British Columbia, Canada, and all but one of our directors and officers live in Canada, and all of the Company’s assets are in Canada; therefore, investors may have difficulty initiating legal claims and enforcing judgments against us and our directors and officers.

•Other risks and uncertainties discussed under the caption “Risk Factors” in documents incorporated by reference in this prospectus or any prospectus supplement.

The foregoing list of factors is not exclusive.  For further information about these and other risks, uncertainties and factors affecting the Company’s business and prospects, please review the disclosure contained in the Company’s filings made with the SEC.  You should not place undue reliance on any forward-looking statements. Any forward looking statement or information speaks only as of the date on which it is made. The Company expressly disclaims any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

Risk Factors

Investing in our securities involves a high degree of risk, including those described below. Before making an investment decision, you should carefully consider the risks described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended November 30, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risks and other information included in any document that we file from time to time with the SEC after the date of this prospectus supplement that is incorporated by reference herein, as well as all other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If any of the events described below or in any such other document occur or the risks described herein or therein materialize, our business, financial condition, results of operations, cash flow and prospects could be materially adversely affected. In addition, risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

Risks Related to this Offering

If you purchase our common shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing common shares in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per common share prior to this offering. After giving effect to the sale of 1,791,045 common shares in this offering, and after deducting the placement agent fees and our estimated offering expenses payable by us, our net tangible book value as of November 30, 2020, as adjusted, would have been CAD$10,752,975, or CAD$0.83 per common share. This represents an immediate increase in the pro forma as adjusted net tangible book value of CAD$0.47 per share to our existing shareholders and immediate dilution in net tangible book value of CAD$3.34 per share to the investors in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

You will experience further dilution if we issue additional equity securities in the future.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exercisable or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares or other securities convertible into or exercisable or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

If we were to be a passive foreign investment company for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, U.S. holders of our common shares (or securities exercisable for or convertible into our common shares) may suffer adverse tax consequences.

If 75% or more of our gross income in a taxable year, including our pro-rata share of the gross income of any company, U.S. or foreign, in which we are considered to own, directly or indirectly, 25% or more of the shares by value, is passive income, then we will be a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes.  Alternatively, we will be considered to be a PFIC if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value and including our pro-rata share of the assets of any company in which we are considered to own, directly or indirectly, 25% or more of the shares by value, are held for the production of, or produce, passive income.  Once treated as a PFIC for any taxable year, a foreign corporation will generally continue to be treated as a PFIC for all subsequent taxable years for any U.S. shareholder who owned shares of the foreign corporation when it was treated as a PFIC.  If we were to be a PFIC, and a U.S. shareholder does not make an election to treat us as a “qualified electing fund,” or “QEF,” or a “mark-to-market” election, “excess distributions” to such U.S. shareholder, and any gain recognized by such U.S. shareholder on a disposition of our common shares, would be taxed in an unfavorable way.  Among other consequences, our dividends, to the extent that they constituted excess distributions, would be taxed at the regular rates applicable to ordinary income, rather than the 20% maximum rate applicable to certain dividends received by an individual from a qualified foreign corporation, and certain “interest” charges may apply.  In addition, gains on the sale of our common shares would be treated in the same way as excess distributions.

The tests for determining PFIC status are applied annually.  We currently do not expect to be a PFIC for our current and future taxable years.  However, because we will hold a substantial amount of cash (which is a passive asset) following this offering and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time, we may become a PFIC for our current taxable year or any future taxable year.  If we do become a PFIC in the future, U.S. shareholders who hold common shares during any period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC, subject to exceptions for U.S. holders who made timely QEF or mark-to-market elections or certain other elections.  We do not currently intend to prepare or provide the information that would enable our common shareholders to make a QEF election.

If we do become a PFIC for our current taxable year or any future taxable year, in addition to U.S. holders of our common shares, a U.S. holder of our securities exercisable for or convertible into our common shares during any year in which we are a PFIC would be adversely affected under the foregoing rules even if we cease to be a PFIC.  Such U.S. holders should consult their own tax advisers concerning the potential application of the PFIC rules to their investment.

We are incorporated in British Columbia, Canada, and all but one of our directors and officers live in Canada, and all of the Company’s assets are in Canada; therefore, investors may have difficulty initiating legal claims and enforcing judgments against us and our directors and officers.

We are a corporation incorporated in British Columbia Canada.  Currently, all but one of our directors and officers are residents of Canada and all our assets and operations are located outside of the U.S. It may not be possible for shareholders to enforce in Canada judgments against the Company obtained in the U.S., including actions predicated upon the civil liability provisions of the U.S. federal securities laws. While reciprocal enforcement of judgment legislation exists between Canada and the U.S., we and our insiders may have defenses available to avoid in Canada the effect of U.S. judgments under Canadian law, making enforcement difficult or impossible. There is uncertainty as to whether Canadian courts would enforce (a) judgments of U.S. courts obtained against us or our insiders predicated upon the civil liability provisions of the U.S. federal and state securities laws or (b) in original actions brought in Canada, liabilities against us or our insiders predicated upon the U.S. federal and state securities laws. Therefore, our shareholders in the U.S. may have to avail themselves of remedies under Canadian corporate and securities laws for any perceived oppression, breach of fiduciary duty and other similar legal complaints.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the remaining net proceeds from this offering for working capital purposes, expanding existing businesses, acquiring businesses or investing in other business opportunities; debt reduction or debt refinancing; capital expenditures; and/or general corporate purposes. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. Our shareholders may not agree with the manner in which our management chooses to allocate and spend these funds. The failure by our management to apply these funds effectively could have a material adverse effect on our business. Pending their use, we may invest these funds in a manner that does not produce income for us and does not yield a favorable return to our shareholders.

We may be subject to legal proceedings, including our lawsuit involving one of our subsidiaries, Waterproof.

From time to time, we may be a party to legal and regulatory proceedings, including matters involving entities with whom we do business, our subsidiaries and other proceedings arising in the ordinary course of business. We currently face legal proceedings in the Supreme Court of British Columbia, Canada, initiated by the WP Shareholders. Predicting the outcome of the litigation involving Waterproof and other legal proceedings involves substantial uncertainties. Unexpected outcomes in legal proceedings, or changes in management’s evaluations and predictions of these legal proceedings could have an adverse impact on our business and financial results.

Capitalization and Indebtedness

The following table sets forth our cash and capitalization (including indebtedness and shareholders’ equity):

•on an actual basis as of November 30, 2020; and

•on an adjusted basis to give effect to (1) the sale of 1,791,045 common shares by us in this offering, at the offering price of US$3.35 per common share (CAD$4.17 per common share, translated using the rate of US$1.00 to CAD$1.2458, based on the exchange rate reported by the Bank of Canada on March 18, 2021), for aggregate net proceeds of approximately US$5,434,051 (CAD$ 6,769,741), after deducting placement agent fees and estimated offering expenses payable by us, and (2) the application of estimated proceeds to us from this offering as described under “Use of Proceeds.”

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of November 30, 2020
	(CAD$ in thousands)
	Actual	As Adjusted

Cash	$705	$7,475

Non-Current Indebtedness:
Long-term debt (unsecured)	$43	$43

Current Indebtedness:
Accounts payable and other liabilities (unsecured)	$1,284	$1,284
Loan payable (secured)	$639	$639
Convertible notes (unsecured)	$532	$532
Current portion of long-term debt (secured)	$9	$9

Total Indebtedness	$2,507	$2,507

Shareholders’ equity:
Share capital (common shares)	$30,000	$36,769
Commitment to issue shares	$574	$574
Reserves	$3,633	$3,633
Accumulated other comprehensive loss	$4	$4
Deficit	$(24,673)	$(24,673)
Shareholders’ equity attributable to our shareholders	$9,539	$16,308
Total Capitalization	$12,046	$18,815
Cash and Capitalization	$12,751	$26,290

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately US$5,434,051 (CAD$ 6,769,741).

We intend to use the net proceeds from this offering for:

•working capital purposes;

•expanding existing businesses or acquiring or investing in businesses;

•debt reduction or debt refinancing;

•capital expenditures; and

•other general corporate purposes.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

Dilution

If you invest in our common shares, you will experience dilution to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

Our historical net tangible book value on November 30, 2020 was CAD$3,974,243, or CAD$0.36 per common share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding.

After giving effect to the sale of 1,791,045 common shares in this offering, and after deducting the placement agent fees and our estimated offering expenses payable by us, our net tangible book value as of November 30, 2020, as adjusted, would have been CAD$10,752,975, or CAD$0.83 per common share. This represents an immediate increase in the pro forma as adjusted net tangible book value of CAD$0.47 per share to our existing shareholders and immediate dilution in net tangible book value of CAD$3.34 per share to the investors in this offering. The following table illustrates this calculation on a per share basis in Canadian dollars.

Offering price per common share offered (1)		4.17
Historical net tangible book value per common share as of November 30, 2020	$0.36
Increase in as adjusted net tangible book value per share attributable to this offering	$0.47
Pro forma as adjusted net tangible book value per share after giving effect to this offering		0.83
Dilution per share to new investors in this offering		3.34

(1) Translated using the rate of US$1.00 to CAD$1.2458, based on the exchange rate reported by the Bank of Canada on March 18, 2021.

The above discussion and table are based on 10,142,426 common shares outstanding as of November 30, 2020, and does not include:

•

957,995 common shares issuable upon the exercise of stock options outstanding as of November 30, 2020, at a weighted-average exercise price of US$2.55 per Common Share, all of which remained unexercised on March 18, 2021;

•

270,000 common shares issuable upon the exercise of convertible debentures outstanding as of November 30, 2020, at a weighted-average exercise price of US$1.50 per Common Share, all of which remained unexercised on March 18, 2021;

•

1,700,375 common shares issuable upon the exercise of warrants outstanding as of November 30, 2020, at a weighted-average exercise price of US$1.48 per Common Share, 824,208 of which remained unexercised on March 18, 2021;

•

1,333,334 common shares issuable upon the exercise of the warrants issued to investors in a private placement in June 2020 (the “Private Placement”), at an exercise price of US$1.88 per Common Share, all of which remained unexercised on March 18, 2021;

•

213,333 common shares issuable upon the exercise of the warrants issued to the placement agent in connection with the Private Placement, at an exercise price of US$1.88 per Common Share, all of which remained unexercised on March 18, 2021; and

•

215,000 common shares held by the Company and pledged as security against a loan with RDL Realisation PLC (formerly Ranger Direct Lending Fund, PLC), which were issued as full and final payment of the loan subsequent to November 30, 2020.

The above illustration of dilution per common share to investors participating in this offering assumes no further exercise of outstanding options, warrants or debentures to purchase our common shares.  To the extent that any of our outstanding options, warrants or debentures are exercised, or we issue additional common shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

U.S. Federal Income Tax Considerations

The following is a summary of the anticipated U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our common shares.  This summary addresses only holders who acquire pursuant to this offering and hold common shares as “capital assets” (generally, assets held for investment purposes).

The following summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder (as defined below) as a result of the ownership and disposition of common shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules (including, but not limited to, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for the alternative minimum tax, persons that hold our common shares through an entity, persons that will own, or will have owned, directly, indirectly or constructively 10% or more (by vote or value) of our shares, persons that hold common shares as part of a hedging, integration, conversion or constructive sale transaction or a straddle, former citizens or permanent residents of the U.S., or persons whose functional currency is not the U.S. dollar).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations, administrative pronouncements and rulings of the U.S. Internal Revenue Service, or the IRS, and judicial decisions and the Canada-United States Income Tax Convention (1980), as amended, all as in effect on the date hereof, and all of which are subject to change

(possibly with retroactive effect) and to differing interpretations.  Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements.  This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax or the Medicare contribution tax). U.S. Holders (as defined below) should consult their own tax advisers regarding such matters.

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of common shares.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to different interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

As used in this summary of U.S. federal income tax consequences, a “U.S. Holder” is a beneficial owner of common shares who, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

The tax treatment of a partner in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that holds common shares may depend on both the partnership’s and the partner’s status and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal income tax purposes) that are beneficial owners of common shares, and their partners and other owners, should consult their own tax advisers regarding the tax consequences of the ownership and disposition of common shares.

General Rules Applicable to the Common Shares

Distributions on Common Shares

In general, subject to the PFIC rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to its common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles.  We may not calculate our earnings and profits each year under U.S. federal income tax rules.  Accordingly, U.S. Holders should expect that a distribution generally will be treated as a dividend for U.S. federal income tax purposes.  Subject to the PFIC rules discussed below, distributions on our common shares to certain non-corporate U.S. Holders that are treated as dividends may be taxed at preferential rates provided we are not treated as a PFIC for the taxable year of the distribution or the preceding taxable year.  Such dividends will not be eligible for the “dividends received” deduction ordinarily allowed to corporate shareholders with respect to dividends received from U.S. corporations.

The amount of any dividend paid in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will equal the U.S. dollar value of the Canadian dollars calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars.  A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt.  If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect of the distribution.  If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars.  Such gain or loss will be treated as ordinary income or loss and, in the case of a foreign currency loss of a non-corporate U.S. Holder, may be a non-deductible investment expense.

Distributions on our common shares that are treated as dividends generally will constitute income from sources outside the U.S.  A U.S. Holder may be eligible to elect to claim a U.S. foreign tax credit against its U.S. federal income tax liability, subject to applicable limitations and holding period requirements, for Canadian tax withheld, if any, from distributions received in respect of its common shares.  A U.S. Holder that does not elect to claim a U.S. foreign tax credit may instead claim a deduction for Canadian tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year.  The rules relating to U.S. foreign tax credits are complex, and each U.S. Holder should consult its own tax adviser regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of Common Shares

A U.S. Holder generally will recognize gain or loss on the sale, exchange or other taxable disposition of common shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the common shares exchanged therefor.  Subject to the PFIC rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain (currently taxable at a reduced rate for non-corporate U.S. Holders) or loss if, on the date of the sale, exchange or other taxable disposition, the common shares have been held by such U.S. Holder for more than one year.  The deductibility of capital losses is subject to limitations.  Such gain or loss generally will be sourced within the U.S. for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income.  For the purposes of the above calculations, a non-U.S. corporation that owns directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.  Passive income generally includes dividends, interest, rents, royalties and certain gains.  Cash is a passive asset for these purposes.  We currently do not expect to be a PFIC for our current and future taxable years.  However, because we will hold a substantial amount of cash following this offering, and because our PFIC status for any taxable year can be determined only after the end of the year and will depend on the composition of our income and assets and the value of our assets from time to time, there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year and any of our subsidiaries, consolidated affiliated entities or other companies, in which we own or are treated as owning equity interests were also a PFIC (any such entity, a “Lower-tier PFIC”), U.S. Holders would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders had not received the proceeds of those distributions or dispositions.

In general, if we were a PFIC for any taxable year during which a U.S. Holder holds our common shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of the common shares would be allocated ratably over the U.S. Holder’s holding period.  The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for each such year.  Furthermore, to the extent that distributions received by a U.S. Holder in any year on its common shares exceed 125% of the average of the annual distributions on the common shares received during the preceding three taxable years or the U.S. Holder’s holding period for the common shares, whichever is shorter, such distributions would be subject to taxation in the same manner.

Alternatively, if we were a PFIC and if our common shares were “regularly traded” on a “qualified exchange,” as defined by applicable Treasury regulations, a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph.  Our common shares would be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of common shares were traded on a qualified exchange on at least 15 days during each calendar quarter.  The Nasdaq Capital Market, where our common shares are currently listed, is a qualified exchange for this purpose.  U.S. Holders will not be able to make a mark-to-market election with respect to Lower-tier PFICs, if any.  Accordingly, if we were a PFIC for any taxable year, a U.S. Holder that makes a mark-to-market election may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any Lower-tier PFICs.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).  If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized.  Any gain recognized on the sale or other disposition of the common shares will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as a capital loss).  If a U.S. Holder makes the mark-to-market election, distributions paid on the common shares will be treated as discussed under “Distributions on Common Shares” above.

If we are a PFIC for any taxable year during which a U.S. Holder owns common shares, we will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns common shares, even if we cease to meet the threshold requirements for PFIC status.

We do not intend to provide the information that would otherwise enable U.S. Holders to make a QEF election, which would have resulted in alternate treatment if we were a PFIC for any taxable year.

If we were a PFIC for any taxable year during which a U.S. Holder owned any common shares, the U.S. Holder would generally be required to file annual reports with the IRS.

U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules in their ownership of common shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds from the sale or exchange of our common shares that are made within the U.S. or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding, generally on IRS Form W-9.  Backup withholding is not an additional tax.  The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (or entities formed or availed of to hold certain “specified foreign financial assets”) may be required to report information relating to their ownership of common shares unless the common shares are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions).  U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to our common shares.

Canadian Federal Income Tax Considerations

The following summarizes the principal Canadian federal income tax consequences applicable to the holding and disposition of common shares in the capital of the Company by a holder who is not, and is not deemed to be, a resident of Canada for the purposes of the Income Tax Act (Canada) (the “Tax Act”), and who holds such common shares solely as capital property and does not use or hold, and is not deemed to use or hold, the common shares in connection with carrying on a business in Canada, referred to in this summary of Canadian federal income tax consequences as a “U.S. Holder.” This summary is not applicable to a U.S. Holder that is an insurer carrying on an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder, all amendments thereto publicly proposed by the government of Canada, the published administrative practices of the Canada Revenue Agency, and the current provisions of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”). Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign (including without limitation, any U.S.) tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

Each U.S. Holder is advised to obtain tax and legal advice applicable to such U.S. Holder’s particular circumstances.

Receipt of Dividends

Dividends paid or credited or deemed to be paid or credited to a U.S. Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of the Canada-U.S. Tax Convention. The rate of withholding tax on dividends paid or credited to a U.S. Holder who is resident in the U.S. for purposes of the Canada-U.S. Tax Convention and entitled to full benefits thereunder is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares). The Company is required to withhold the applicable tax from the dividend payable to the U.S. Holder, and to remit the tax to the Receiver General of Canada for the account of the U. S. Holder.

Disposition of Common Shares

A U.S. Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share unless such common share constitutes “taxable Canadian property” (as defined in the Tax Act) of the U.S. Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of the Canada-U.S. Tax Convention.

Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act at the time of disposition, the common shares will generally not constitute taxable Canadian property of a U.S. Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the U.S. Holder; (b) persons with whom the U.S. Holder did not deal at arm’s length; (c) partnerships in which the U.S. Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the

Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares may be deemed to be taxable Canadian property.

Even if the common shares are taxable Canadian property of a U.S. Holder, such U.S. Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of the Canada-U.S. Tax Convention. In cases where a U.S. Holder disposes, or is deemed to dispose, of a common share that is taxable Canadian property of that U.S. Holder, and the U.S. Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of the Canada-U.S. Tax Convention, the U.S. Holder generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the U.S. Holder of such common shares, as the case may be, immediately before the disposition or deemed disposition.

A U.S. Holder who disposes of a common share that is taxable Canadian property and is not exempt from tax under the Tax Act by virtue of the Canada-U.S. Tax Convention will be obligated to comply with the withholding and reporting obligations imposed under section 116 of the Tax Act and to obtain a certificate pursuant to section 116 of the Tax Act.

Capital Gains and Capital Losses

Generally, a U.S. Holder is required to include in computing income earned in Canada for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the U.S. Holder in such taxation year from the disposition or deemed disposition of taxable Canadian property, which is not exempt from tax under the Canada-U.S. Tax Convention. Subject to and in accordance with the rules contained in the Tax Act, a U.S. Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year from the disposition or deemed disposition of taxable Canadian property against taxable capital gains realized by the U.S. Holder in the year from the disposition or deemed disposition of taxable Canadian property. Allowable capital losses from the disposition or deemed disposition of taxable Canadian property in excess of taxable capital gains realized in a particular taxation year from the disposition or deemed disposition of taxable Canadian property may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years from the disposition or deemed disposition of taxable Canadian property, to the extent and under the circumstances described in the Tax Act.

U.S. Holders who hold common shares should consult their own tax advisers as to whether their common shares are taxable Canadian property.

Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with this offering, excluding placement agent fees and expenses. All of the amounts shown are estimates, except the SEC registration fee, which we paid in connection with the filing of the registration statement on Form F-3 of which this prospectus supplement and the accompanying prospectus form a part.

SEC registration fee	$3,245
Legal fees and expenses	$80,000
Transfer agent fees and expenses	$5,000
Total	$88,245

Plan of Distribution

Pursuant to a letter agreement dated March 17, 2021 (the “March 2021 Engagement”), we have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of common shares pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and the investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our common shares, and the placement agent will have no authority to bind us by virtue of the engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the common shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors that have entered into the securities purchase agreement.  We may not sell the entire amount of the securities being offered pursuant to this prospectus supplement.

We expect to deliver the common shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about March 22, 2021, subject to satisfaction of certain closing conditions.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the offering.

	Per Share	Total
Offering Price	$3.35	$6,000,000.75
Placement Agent Fees	$0.23	$420,000.05
Proceeds, before expenses, to us	$3.12	$5,580,001.70

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering.  We will also pay the placement agent $50,000 for non-accountable expenses and up to $15,950 for the placement agent’s clearing expenses.

Right of First Refusal

Pursuant to an engagement letter dated September 3, 2019, as amended (the “September 2019 Engagement”), we granted the placement agent, subject to certain exceptions, for a period of 12 months from the consummation of the first offering under the September 2019 Engagement, a right of first refusal to act as sole book-running manager, sole underwriter, or sole placement agent for future public or private capital-raising transactions undertaken by us. Under the March 2021 Engagement, we also agreed to a tail fee equal to the cash compensation in this offering if any investor which the placement agent introduced us to or contacted during the term of its engagement provides us with further capital in a public or private offering or financing or capital raising transaction during the 12-month period following the expiration or termination of the March 2021 Engagement.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•may not engage in any stabilization activity in connection with our securities; and

•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “YVR.”

Legal Matters

Katten Muchin Rosenman LLP and Miller Thomson LLP are counsel for the Company in connection with this offering.  Certain legal matters in connection with the common shares offered hereby will be passed upon on behalf of the Company by Miller Thomson LLP. Ellenoff Grossman & Schole LLP is counsel for Wainwright in connection with this offering.

Experts

The consolidated financial statements of Liquid Media Group Ltd. as of November 30, 2020 and 2019 and for each of the three years in the period ended November 30, 2020 incorporated herein by reference to the Company’s Annual Report on Form 20-F have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Liquid Media Group Ltd.

$25,000,000

Common Shares
Debt Securities
Subscription Receipts
Warrants
Rights
Units

________________________

Liquid Media Group Ltd. may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed.  The total aggregate offering price for these securities will not exceed $25,000,000 (or the equivalent thereof in other currencies).

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them.  We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference carefully before you invest. Where required by statute, regulation or policy, and where securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.  This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The aggregate market value of our outstanding common shares held by non-affiliates is $19,227,588 based on 6,785,175 common shares outstanding as of May 1, 2020, of which 5,916,181 common shares are held by non-affiliates, at a price per common share of $3.25 based on the closing sale price of our common shares on the NASDAQ Capital Market on March 17, 2020.  In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The principal executive offices of Liquid Media Group Ltd. are located at #202, 5626 Larch Street, Vancouver, BC, V6M 4E1, and the telephone number is (604) 602-0001.

The common shares of Liquid Media Group Ltd. are listed on the NASDAQ Capital Market under the symbol “YVR.” On May 1, 2020, the closing price of our common shares on the NASDAQ Capital Market was $1.96 per share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors”.

________________________

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

This prospectus is dated May 15, 2020.

Table of Contents

Page

About This Prospectus1

Where You Can Find More Information2

Incorporation of Certain Information by Reference3

Forward-Looking Statements4

Liquid Media Group Ltd.8

Risk Factors9

Offer Statistics and Expected Timetable10

Material Changes10

Enforceability of Civil Liabilities10

Use of Proceeds10

Capitalization and Indebtedness11

Description of the Securities We May Offer12

Description of Share Capital12

Description of Senior and Subordinated Debt Securities34

Description of Subscription Receipts43

Description of Warrants44

Description of Rights46

Description of Units47

Plan of Distribution47

Memorandum and Articles of Association50

Expense of the Issuance and Distribution55

Certain Income Tax Considerations55

Legal Matters55

Experts55

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

Owning securities may subject you to tax consequences in the United States and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Our consolidated financial statements that are incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “Liquid” and the “Company” refer to Liquid Media Group Ltd. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$”, “US$” or “USD$” are to United States dollars and references to “CS” or “Canadian$” are to Canadian dollars.

Where You Can Find More Information

Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith file and furnish reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnish with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings through our website at www.liquidmediagroup.co.

This prospectus is a part of a registration statement on Form F-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•Our Annual Report on Form 20-F for the year ended November 30, 2019, filed with the SEC on March 2, 2020, as amended by Amendment No. 1 thereto, filed with the SEC on May 14, 2020;

•Our Report on Form 6-K, furnished to the SEC on May 14, 2020, with respect to our condensed consolidated interim financial statements for the three months ended February 29, 2020, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•The description of our common shares contained in Exhibit 2(d) to Amendment No. 1 to our Annual Report on Form 20-F for the year ended November 30, 2019, as filed with the SEC on May 14, 2020, and any amendments and reports updating such description.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Liquid Media Group Ltd.
Attention: Corporate Secretary
#202, 5626 Larch Street
Vancouver, BC  V6M 4E1
Canada
(604) 602-0001

Forward-Looking Statements

This prospectus and the documents that are incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation.  We have tried to identify these forward-looking statements and information by using words such as “may,” “might,” “hope,” “will,” “should,” “expect,” “plan,” “forecast,” “project,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “contemplate,” “could,” “future” or the negative of those terms or other words of similar meaning.  These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions and are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  These risks, uncertainties and other factors relate to, without limitation:

•Our limited operating history and our evolving business make it difficult to evaluate our results of operations and prospects.

•We are in the initial phase of executing our business plan, and we cannot guarantee that our intended business will be successful.

•We may not be successful in developing or launching our online direct-to-consumer distribution platform following our acquisition in February 2020.

•Our business is intensely competitive and “hit” driven. If we do not deliver “hit” products and services, or if consumers prefer our competitors’ products or services over our own, our operating results could suffer.

•We have a history of operating losses and negative cash flow, and we may never achieve profitability.

•We lack adequate financing and may not be able to obtain financing on acceptable terms, or at all, which would have a material adverse effect on our business, results of operations, financial condition and prospects.

•We are subject to product development risks which could result in delays and additional costs, and we must adapt to changes in software technologies.

•Programming errors or flaws in our games could harm our reputation or decrease market acceptance of our games, which would harm our operating results.

•Competition within, and to, the media and entertainment industries is intense, and our competitors may be able to draw upon a greater depth and breadth of resources than those available to us.

•Our growth relies on market acceptance.

•We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

•In operating our media and entertainment business, we may fail to launch new products according to our timetable, and our new products may not be commercially successful.

•Our industry is subject to rapid technological change, and if we do not adapt to, and appropriately allocate our new resources among emerging technologies and business models, our business may be negatively impacted.

•Our business is subject to our ability to develop commercially successful products for the current video game platforms.

•Companies and governmental agencies may restrict access to our website, other websites that carry our products, mobile applications or the internet, generally, which could lead to losses or slower growth due to the effects such restrictions may have on our player base.

•The video game hardware manufacturers set the royalty rates and other fees that we must pay to provide games for their platforms, and therefore have significant influence on our costs. If one or more of these manufacturers change their fee structure, our profitability will be materially impacted.

•Acquisitions we pursue could result in operating difficulties, dilution to our shareholders and other consequences harmful to our business.

•The potential growth of our business may depend upon our ability to consummate strategic acquisitions, which will depend on the availability of, and our ability to identify, suitable candidates; our business may suffer if we are unable to successfully integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

•The global COVID-19 pandemic may negatively affect our business, financial condition and results of operations, and these impacts may persist for an extended period of time or become more pronounced.

•Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.

•Our results of operations may fluctuate significantly as to our film operations depending upon the timing of television shows and films delivered or made available to various media.

•Our entertainment programming may not be accepted by the public, which would result in a portion of our costs not being recouped or anticipated profits not being realized.

•Our film and television productions may not receive favorable reviews or ratings or perform well in ancillary markets, broadcasters may not license the rights to our film and television programs and distributors may not distribute or promote our films and television programs, any of which could have a material adverse effect on our results of operations or financial condition.

•As a company in the early stages of our development, we rely upon our management team; our future success depends significantly on their continued service and performance.

•Our success depends in part on our ability to hire and retain competent and skilled management and technical, sales and other personnel.

•We may be involved in legal proceedings that may result in adverse outcomes.

•Declines in consumer spending and other adverse changes in the economy could have a material adverse effect on our business, financial condition and operating results.

•Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business.

•Our management team has limited experience managing a public company, and we need to expand our management team to support our potential growth

•We may not be able to manage our potential growth.

•We use a limited number of suppliers.

•We depend on protection afforded by trademarks and copyrights to protect our intellectual property.

•Intellectual property claims may increase our costs or require us to cease selling affected products, which could adversely affect our financial condition and results of operations.

•Security breaches involving the source code for our products or other sensitive and proprietary information could adversely affect our business.

•Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business and operating results.

•The proliferation of “cheating” programs and scam offers that seek to exploit our games affects the game-playing experience and may lead players to stop playing our games.

•We may not be able to maintain our listing on the NASDAQ Capital Market.

•Additional capital raising efforts in future periods may be dilutive to our then current shareholders or result in increased interest expense in future periods.

•We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal control over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our financial statements.

•We could lose our “foreign private issuer” status in the future, which could result in significant additional costs and expenses to us.

•If we are characterized as a passive foreign investment company for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, our U.S. shareholders may suffer adverse tax consequences.

•We have never paid cash dividends on our common shares, and we do not anticipate paying cash dividends in the foreseeable future.

•Sales of a substantial number of our common shares into the public market could result in significant downward pressure on our share price.

•We are incorporated in British Columbia, Canada, and all but one of our directors and officers live in Canada, and all of the Company’s assets, with the exception of our interest in Majesco Entertainment Company, a Nevada corporation, are in Canada; therefore, investors may have difficulty initiating legal claims and enforcing judgments against us and our directors and officers.

•Other risks and uncertainties discussed under the caption “Risk Factors” in documents incorporated by reference in this prospectus or any prospectus supplement.

The foregoing list of factors is not exclusive.  For further information about these and other risks, uncertainties and factors affecting the Company’s business and prospects, please review the disclosure contained in the Company’s filings made with the SEC.  You should not place undue reliance on any forward-looking statements. Any forward looking statement or information speaks only as of the date on which it is made. The Company expressly disclaims any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

Liquid Media Group Ltd.

Liquid’s primary business is in aggregating gaming and film production service studios and creating a vertically integrated studio system for producing film, television and animation, and gaming content from inspiration to distribution. With the goal of becoming a global competitor in gaming and film content creation, Liquid is forging relationships with an extensive network of industry partners to integrate cutting-edge technology into its portfolio of gaming and film products.

Liquid’s strategy involves partnering with or obtaining substantial interests in companies that have demonstrated success in the industries. Liquid believes that imaginative video product is essential to success. As a result, Liquid has obtained a forty-nine (49%) interest in Waterproof Studios Inc. (“Waterproof”), an animation studio based in Vancouver, BC, which has demonstrated success in providing content and animation to large studios. In providing content to or creating animation requested by the studio, Liquid and Waterproof avoid the substantial costs of wholly creating intellectual property, providing advertising and production and absorbing the substantial costs of doing so. Instead, Liquid provides segments of films for studios that instead incur those costs. Liquid believes that entering the film industry in this manner allows it to build out its infrastructure while obtaining capital and profits and developing the skills necessary to develop films.

Additionally, Liquid develops games for various platforms, including console and desktop downloadable-games at well as mobile games for multiple platforms, including Apple’s iOS and the Android operating systems. Liquid’s strategy mainly involves partnering with or obtaining substantial interests in companies that have demonstrated that they have successfully created games with a substantial audience. In leveraging these partnerships and acquisitions, Liquid believes that it can more quickly and successfully enter the market and develop profitability. In doing so, Liquid believes it will be able to finance other acquisitions and develop the skills to develop successful games in-house and thereby capture more of the profits generated from the games developed. For example, through its subsidiary Liquid Canada, the Company owns a fifty one percent (51%) interest in Majesco Entertainment Company, a video game developer offering such games as Ancient Aliens: The Game™ and Romans From Mars.  Majesco primarily uses third party development studios to develop its games. However, Majesco may employ game-production and quality-assurance personnel to manage the creation of the game and its ultimate approval by the first party hardware manufacturer. Majesco carefully selects third parties to develop video games based on their capabilities, suitability, availability and cost. Majesco typically has broad rights to commercially utilize products created by the third-party developers it works with. Development contracts are structured to provide developers with incentives to provide timely and satisfactory performance by associating payments with the achievement of substantive development milestones and by providing for the payment of royalties to them based on sales of the developed product, only after Majesco recoups development costs. The process for producing video games also involves working with platform manufacturers from the initial game concept phase through approval of the final product. During this process, Majesco works closely with the developers and manufacturers to ensure that the title undergoes careful quality assurance testing. Each platform manufacturer requires that the software and a prototype of each title, together with all related artwork and documentation, be submitted for its pre-publication approval. This approval is generally discretionary. Liquid intends to acquire additional companies engaged in the film and gaming industries, and obtain the rights to films and games directly as it deems appropriate.

On February 20, 2020, Liquid also acquired a portfolio of assets including streaming platform Reelhouse, an online video community that gives filmmakers complete control to self-distribute content directly to their audiences. Filmmakers access the latest monetization, social and showcasing features, which in turn engage viewers in online viewing experiences. The acquired assets also include Subscription Video on Demand channels.

Liquid has a goal of becoming a global competitor in gaming and film content creation. It is forging relationships with an extensive network of industry partners to integrate cutting edge technology into its portfolio of gaming and film products. Initial growth efforts in this regard are intended to take steps to begin consolidating the city of Vancouver’s fragmented film and entertainment market, where more than $3.4 billion is spent annually on film and television production services. Liquid has signed a licensing agreement to enable it to move digital content production into the cloud.

Liquid Media Group Ltd. is a corporation incorporated under the laws of the province of British Columbia, Canada, and is governed by the Business Corporations Act (British Columbia). The Company was incorporated under the Company Act (British Columbia) on February 4, 1986 under the name “2060 Investments Ltd.” On May 21, 1986, Liquid changed its name to “Camfrey Resources Ltd.” On March 16, 1993, Liquid changed its name to “Brio Industries Inc.,” and on October 25, 1999, Liquid changed its name to Leading Brands, Inc. On August 10, 2018, the Company changed its name to “Liquid Media Group Ltd.” in connection with the consummation of the business combination between Leading Brands and Liquid Canada by way of a plan of arrangement under the Business Corporations Act (British Columbia).

The head office of the Company is located at 202, 5626 Larch Street Vancouver, BC, Canada V6M 4E1, and our telephone number is (604) 602-0001.

Risk Factors

Investing in our securities involves a high degree of risk. Please see the “Risk Factors” section in any prospectus supplement and in our most recent Annual Report on Form 20-F, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $25,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

Material Changes

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since November 30, 2019, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

Enforceability of Civil Liabilities

We are a company organized and existing under the Business Corporations Act (British Columbia). A majority of our directors and officers, and some or all of the experts named in this prospectus and the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for investors who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of the Company’s directors, officers and experts under the United States federal securities laws. A final judgment for a liquidated sum in favor of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

Use of Proceeds

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

•expanding existing businesses, acquiring businesses or investing in other business opportunities;

•debt reduction or debt refinancing;

•investments in or advances to subsidiaries;

•repurchases of our common shares or other securities;

•capital expenditures; and

•general corporate purposes, including funding working capital.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

Capitalization and Indebtedness

The following table sets forth our capitalization and indebtedness as of February 29, 2020. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of February 29, 2020
(Canadian$ in thousands)
Non-Current Indebtedness:
Convertible notes (unsecured)	$1,473
Derivative liability (unsecured)	547

Current Indebtedness:
Loan payable (secured)	$750
Loan payable (unsecured)	696
Accounts payable and other liabilities (unsecured)	$4,742

Total Indebtedness	$8,208

Cash	$53

Shareholders’ equity:
Share capital (common shares)	$21,525
Commitment to issue shares	902
Reserves	$2,246
Accumulated other comprehensive loss	345
Deficit	(20,094)
Shareholders’ equity attributable to our shareholders	4,924
Total Capitalization	13,185

Description of the Securities We May Offer

This prospectus contains summary descriptions of the common shares, senior and subordinated debt securities, subscription receipts, warrants, rights and units that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus.  The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.  You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Share Capital

The Company is authorized to issue 500,000,000 common shares without par value and 20,000,000 preferred shares without par value, of which 1,000,000 shares are designated as Series A Preferred Shares, 100 shares are designated as Series B Preferred Shares, 1,000,000 shares are designated as Series C Preferred Shares, 4,000,000 shares are designated as Series D Preferred Shares and 4,000,000 shares are designated as Series E Preferred Shares. As of the date of the most recent balance sheet included in the financial statements and as of the latest practicable date, the following number of shares were issued and outstanding:

Share Type	As of the Date of the Most Recent Balance Sheet (November 30, 2019)	As of May 1, 2020
Common Shares	5,345,661	6,785,175
Series A Preferred Shares	0	0
Series B Preferred Shares	0	0
Series C Preferred Shares	0	0
Series D Preferred Shares	0	0
Series E Preferred Shares	0	0

Note: As at November 30, 2018, the Company had 4,010,108 common shares and no preferred shares issued and outstanding.

All shares are fully paid. In addition to the above, the Company, pursuant to the terms of a letter agreement, has pledged 215,000 common shares as security against a loan. These shares are held by the Company and subject to a pledge in favor of RDL Realisation, PLC, the loan creditor (“RDL”). Pursuant to the terms of the letter agreement, in the event the Company issues any equity securities or securities convertible into equity securities of the Company, subject to limited exceptions, the Company is required to provide advance notice to RDL and RDL has the right to participate in the offering of such securities such that RDL may maintain its proportional ownership in the Company immediately prior to the completion of such offering.

As of February 29, 2020, the Company had 1,886,470 share purchase warrants and 8,000 agent’s warrants outstanding as follows:

Number of Share Purchase Warrants	Exercise Price (USD$)	Expiry Date
24,208	$1.20	April 6, 2022
286,886	$1.20	August 30, 2020
800,000	$1.20	October 15, 2021
775,376	$1.75	February 26, 2021
1,886,470

Number of Agent’s Warrants	Exercise Price (USD$)	Expiry Date
8,000	$4.00	October 15, 2020
8,000

Certain of these warrants are subject to anti-dilution adjustment based upon the outstanding common shares at the time of exercise.

Further to the above, in February 2019, the Company closed a private placement offering of unsecured convertible debentures raising US$2,677,750. Each debenture will mature two years from closing, will bear interest at 2% per annum, and will be convertible into units at a price of US$1.50 per unit. Each unit consists of one common share and one share purchase warrant, with each warrant entitling the holder to acquire one common share of the Company for US$1.75 for a period of two (2) years from the closing date of the offering ending on February 26, 2021. During the financial year 2019, the Company issued 1,000,167 units on the conversion of US$1,133,761 worth of net convertible debentures.

The Company has also issued incentive options to certain directors, officers, and consultants of the Company. As at February 29, 2020, the following options were outstanding and exercisable:

Number of Options	Exercise Price (USD$)	Expiry Date
511,500	$2.55	February 28, 2024
511,500

History of Share Capital

Financial Year Ended 2017

During the financial year ended November 30, 2017:

(a) On March 14, 2017, the Company issued 117,750 units valued at $353,250 to settle debt. Each unit was comprised of one common share and 0.287 of a share purchase warrant of the Company. Each whole warrant entitles the holder to purchase one additional common share at a price of $3.75 per share for a term of five years from closing.

(b) On April 6, 2017, the Company closed a non-brokered private placement and issued 89,833 units at a price of $3.00 per unit for gross proceeds of $269,500 of which $16,500 was settled for debt. Each unit consisted of one common share and 0.287 of a share purchase warrant of the Company. Each whole warrant entitles the holder to purchase one additional common share at a price of $3.75 per share for a term of five years from closing.

(c) On May 19, 2017, the Company issued 22,854 common shares to settle debts totaling $69,100.

(d) On September 6, 2017, the Company closed a non-brokered private placement and issued 73,291 common shares at $6.15 per share to settle debt totaling $204,123 and for cash totaling $246,615. A finders’ fee of 4,000 shares was issued with a value of $24,600 in connection with the private placement and has been recorded as a share issuance cost.

(e) On September 12, 2017, the Company issued 20,000 common shares pursuant to the exercise of stock options for total proceeds of $75,000. As a result, the Company transferred $48,000 representing the fair value of the exercised stock options from reserves to share capital.

(f) On October 23, 2017, the Company issued 4,750 common shares pursuant to the exercise of share purchase warrants for total proceeds of $17,812.

As of the financial year ended November 30, 2017, the Company had 2,177,715 common shares and no preferred shares issued and outstanding.

Financial Year Ended 2018

During the financial year ended November 30, 2018:

(a) On January 9, 2018, the Company acquired 51% of the issued and outstanding shares of Majesco Entertainment Company, a U.S. corporation. As consideration, the Company issued 66,667 common shares with a value of $415,000 and is required to pay cash consideration of up to US$1,000,000 (paid US$350,000 during the year ended November 30, 2019 and accrued $664,450 (US$500,000) as of November 30, 2019.

(b) On August 9, 2018, the Company consummated a business combination with Liquid Canada by way of plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), whereby the Company issued 1,288,497 common shares valued at $4,277,319 in exchange for all of the issued and outstanding shares of Liquid Canada, of which the Company eliminated 2,244,381 common shares and retained 560,410 common shares. At the time of completion of the Arrangement, the Company had 1,848,908 common shares issued and outstanding which included 1,288,497 common shares issued to former Liquid Canada shareholders, representing 69.69% of the Company’s issued and outstanding shares.

(c) On October 15, 2018, the Company completed a brokered private placement which consisted of the issuance of 800,000 units at a price of US$4.00 per unit for gross proceeds of $4,157,760 (US$3,200,000). Each unit consisted of one common share and one share purchase warrant exercisable for a three-year period at an exercise price of US$5.00 per warrant. The Company incurred agents’ fees of $410,218, legal fees of $36,353, issued 10,000 common shares valued at $41,531 to an agent, and issued 8,000 agents warrants valued at $24,774 in connection with the closing of this private placement.

(d) On October 15, 2018 the Company issued 888,000 common shares valued at $4,880,639 for licenses.

(e) On October 15, 2018, the Company issued 113,764 common shares valued at $623,771 to settle debt of $833,487 resulting in a gain of $209,716 which is included in gain on debt settlements and issued 28,451 common shares valued at $156,000 for a commitment to issue shares.

(f) On October 15, 2018, the Company issued 268,000 common shares valued at $1,469,456 for the purchase of video games in connection with two separate purchase agreements.

(g) During the year, the Company issued 51,148 common shares in connection with the exercise of share purchase warrants for proceeds of $154,320. As a result, the Company transferred $23,854 representing the fair value of the exercised share purchase warrants from reserves to share capital.

(h) During the year, the Company issued 1,837 common shares in connection with the exercise of 1,837 agents’ warrants at $1.25 per warrant for proceeds of $2,296. As a result, the Company transferred $2,985 representing the fair value of the exercised share purchase warrants from reserves to share capital.

As of the financial year ended November 30, 2018, the Company had 4,010,108 common shares and no preferred shares issued and outstanding.

Financial Year Ended 2019

During the financial year ended November 30, 2019:

(a) In February 2019, the Company closed its private placement offering of unsecured convertible debentures raising US$2,678,000.  Each debenture will mature two years from closing, will bear interest at 2% per annum, and will be convertible into units at a price of US$1.50 per unit.  Each unit will consist of one common share and one share purchase warrant with each warrant entitling the holder to acquire one common share of the Company for US$1.75 for a period of two years from the closing date of the offering.  At the time of the closing of the Debenture offering, the Company also converted US$255,000 of accounts payable to non-related parties into 113,334 common shares at a price of US$2.62.

(b) In February 2019, the Company granted 461,500 stock options to certain officers, directors, and consultants of the Company with an exercise price of US$2.55 per share and a term of five years.

(c) On April 30, 2019, the Company issued 46,539 common shares valued at $243,162 to settle debt of $199,896 and issued 17,222 common shares valued at $73,980 to various consultants of the Company for consulting and public relations services provided to the Company.

(d) In November 2019, the Company restructured its debt with RDL Realisation, PLC (“RDL”) to extend the maturity date of the loan to November 30, 2020.  Additionally, the Company agreed to make quarterly payments of $250,000 beginning on March 31, 2020 and has pledged 215,000 common shares as security against the loan.  RDL also released the previously held security interest over the Company’s shares of Waterproof Studios Inc.

(e) In November 2019, the Company issued 158,291 common shares valued at $368,617 for the exercise of warrants with an exercise price of US$1.75.

(f) During the year ended November 30, 2019, various lenders converted $1,795,455 (US$1,133,761) worth of net convertible debentures into 1,000,167 units of the Company, with each unit consisting of one common share and one share purchase warrant to purchase one additional common share at an exercise price of US$1.75 per share on or before February 26, 2021.

As of the financial year ended November 30, 2019, the Company had 5,345,661 common shares and no preferred shares issued and outstanding.

As of February 29, 2020

Following completion of the financial year ended November 30, 2019:

(a) Subsequent to November 30, 2019, the Company issued 98,004 common shares for total proceeds of $204,891 (US$154,181) in connection with: (1) the exercise of 66,500 share purchase warrants at US$1.75 per warrant for proceeds of $154,651 (US$116,375), of which $104,651 (US$78,750) was included in the commitment to issue shares as at November 30, 2019; and (2) 31,504 share purchase warrants at US$1.20 per warrant for proceeds of $50,240 (US$37,806).

(b) January 2020, the Company issued 57,125 common shares to settle debt of $193,582 and 11,764 common shares for $33,058 in services included in commitment to issue shares at November 30, 2019

As of February 29, 2020, the Company had 5,512,554 common shares and no preferred shares issued and outstanding.

Description of Common Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement.  Holders of common shares are entitled to receive notice of, to attend and to vote at any meetings of our shareholders, other than any meeting of holders of another class of our shares that are entitled to vote separately as a class at such meeting.

Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of our net assets to less than the total redemption amount of all issued preferred shares (if any).

In the event of our dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred shares, holders of common shares will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred shares, as a class, to receive, before any distribution of any part of our assets among the holders of common shares, the redemption amount in respect of such preferred shares, being that amount as determined by our directors at the time of the issuance of such preferred shares.

Shareholder Rights Plan

Summary of Rights Plan. The following is a summary of the principal terms of the Rights Plan, as renewed, which is qualified in its entirety by reference to the text of the Shareholder Rights Plan (“Rights Plan”), a copy of which is attached as Exhibit 4.7 to this Registration Statement.

Effective Date. The effective date of the Rights Plan is August 31, 2006 (the “Effective Date”) and it will remain in effect until the termination of the annual general meeting of our shareholders for 2020.

Issue of Rights. One minute after the Effective Date, one right was issued and attached to each share outstanding and will attach to each share subsequently issued.

Adjustment to Exercise Rights. After a person acquires 20% or more of our shares or commences a take-over bid to acquire our shares, or announces an intention to do so, other than by way of a Permitted Bid (the “Separation Time”), the rights will separate from the shares and will be exercisable at an exercise price of 20 Canadian dollars per share. The acquisition by any person (an “Acquiring Person”) of 20% or more of the shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Eight (8) trading days after the occurrence of a Flip-in Event, each right (other than those held by the Acquiring Person), will be adjusted so as to permit its holder to purchase 40 Canadian dollars worth of shares for 20 Canadian dollars. (i.e. at a 50% discount).

The issuance of the rights is not initially dilutive. However, upon a Flip-in Event occurring and the rights separating from the shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of rights not exercising their rights after the occurrence of a Flip-in Event may suffer substantial dilution.

Certificates and Transferability. Prior to the Separation Time, the rights will be evidenced by a legend imprinted on certificates for shares issued from and after the Effective Date and will not be transferable separately from the shares. Promptly following the Separation Time, separate certificates evidencing the rights (the “Rights Certificates”) will be mailed to holders of record of Shares as of the Separation Time and the separate Rights Certificates will evidence the rights. From and after the Separation Time, Rights Certificates, which will be transferable in accordance with applicable securities laws, will evidence the rights.

Permitted Bids. The requirements for a Permitted Bid include the following:

(a) the take-over bid must be made by way of take-over bid circular;

(b) the take-over bid must be made to all holders of shares and voting shares issued on the exercise of warrants, options and other securities convertible into voting shares;

(c) the take-over bid must be outstanding for a minimum of 60 days, during which time tendered shares may not be taken up;

(d) the shareholder who tender their shares to the take-over bid must be permitted to withdraw their shares prior to the shares being taken up and paid for;

(e) shares tendered pursuant to the take-over bid may be taken up only after the expiry of not less than sixty (60) days and then only if at such time more than 50% of the shares held by shareholders other than the bidder, its affiliates and persons acting jointly or in concert with the bidder (the “Independent Shareholders”) have been tendered to the take-over bid and not withdrawn; and

(f) if more than 50% of the shares held by Independent Shareholders are tendered to the take-over bid within the sixty (60) day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of shares for an additional ten (10) business days from the date of such public announcement.

The Rights Plan allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is pending. A Competing Permitted Bid must satisfy all the requirements of the Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the statutory requirement that it be outstanding for a minimum period of thirty-five (35) days.

Waiver and Redemption. The board of directors may, prior to a Flip-in Event occurring, waive the dilutive effects of the Rights Plan in respect of a particular Flip-in Event resulting from a take-over bid made by way of a take-over bid circular to all holders of shares of the Company, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event occurring thereafter under a take-over bid made by way of a take-over bid circular to all holders of shares. The board of directors may also waive the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding shares of the Company within fourteen (14) days or such other period as may be specified by the board of directors. With the majority consent of shareholders or rights holders at any time prior to a Flip-in Event causing an adjustment to the rights, the board of directors may redeem all, but not less than all, of the outstanding rights at a price of $0.0001 each.

Grandfathered Persons. Holders of 20% or more of the shares at the time when the rights are distributed are recognized for the purposes of the Rights Plan as “grandfathered persons” and, as such, do not constitute Acquiring Persons under the Rights Plan by virtue of their shareholding exceeding the 20% Flip-in Event threshold.

Description of Preferred Shares

We are authorized to issue preferred shares in one or more series. The directors are authorized to fix the number of preferred shares in each series and to determine the preferred rights as to dividends, designation, convertibility, rights, restrictions, conditions and limitations attached to each such series.

The holders of preferred shares shall, at the discretion of the directors, be entitled to an annual preferential dividend at such rate or rates as the directors may, in their sole discretion, determine from time to time at any time. There are currently different annual rates of preferential dividends attaching to each series of shares, however no preferred shares are currently outstanding.

The holders of preferred shares may, on twenty-one (21) days’ notice to us , require us to redeem, and we may elect, upon twenty-one (21) days’ notice to such holders, to redeem, the whole or any part of any series of preferred shares, on payment of the redemption amount of such shares.

The holders of preferred shares, as a class, will have preference as to dividends or capital or both capital and dividends.

Except as required by law or the provisions of any designated series of preferred shares, the holders of preferred shares are not entitled to vote at any meeting of the shareholders and are not entitled to notice of and to attend meetings of the shareholders.

We will not issue any preferred shares pursuant to this prospectus.

Comparison of British Columbia and Delaware Corporate Law

Comparison of Shareholder Rights

The Company is a corporation governed by the BCBCA. The BCBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”).  Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the BCBCA, and the Company’s articles.

Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Delaware

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

British Columbia

Under the BCBCA and the Company’s articles, certain company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (ii) passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing by such shareholders who, in the aggregate, hold shares carrying at least three-quarters of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than three-quarters of the votes cast by the shareholders voting shares that carry the right to vote at general meetings who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition

Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential order s or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCBCA, unless its charter or an enactment provides otherwise, a company may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Vacancies on Board of Director

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and the Company’s articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and the Company’s articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.  If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

The Company’s articles allow for the removal of a director by special resolution of the shareholders.

According to the Company’s articles, the board of directors is divided into three classes designated as Class I, Class II and Class III, to provide for a rotation of three year terms of office, which expire at the third succeeding general meeting. All directors are eligible for re-election or re-appointment.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to the Company’s share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

As permitted by the BCBCA, the Company’s articles require it to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCBCA.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

Stockholder/ Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

Oppression Remedy

Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the Company’s articles, the preferred shares may be issued in one or more series. Accordingly, the Company’s board of directors is authorized, without shareholder approval, but subject to the provisions of the BCBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the Company’s board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the subordinate voting shares and multiple voting shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company and might adversely affect the market price of the Company’s subordinate voting shares and the voting and other rights of the holders of subordinate voting shares. Under the BCBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the BCBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as “advance notice bylaws,” that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of the Company’s issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to the Company in advance of any proposed meeting by delivering a timely written notice in proper form to the Company’s registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least 2 years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

Description of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement.  We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution.  Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture.  The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities.  The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.  Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets.  Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures.  The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus.  Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture.  Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein.  This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.  You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars.  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  In addition, we may issue debt securities as part of any units issued by us.  All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.  Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other securities.  We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto.  We may include provisions pursuant to which the number of common shares or other securities that holders of the series of debt securities receive would be subject to adjustment.  Some of the debt securities may be issued as original issue discount debt securities.  Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities.  The description will, to the extent applicable, include:

•the title and form of the debt securities;

•the ranking of the debt securities as compared to other debt;

•the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•whether the debt securities are entitled to the benefit of any sinking fund;

•the identity of the trustee;

•any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•the denominations in which we may issue the debt securities;

•the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•the currency in which we will pay the principal of and any premium or interest on the debt securities;

•the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•whether the debt securities are defeasible and the terms of such defeasance;

•any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•other terms of the debt securities, including affirmative and negative covenants, terms, procedures and limitations relating to the exchange and transfer of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons.  You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness.  For a definition of “senior indebtedness,” see “Subordinated Debt Securities - Subordination” below.

Events of Default.  Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•specified events of bankruptcy, insolvency, or reorganization; and

•any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately.  No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization.  Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee.  Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance.  Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer; and

•certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred.  That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated.  We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option.  If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default.  If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities.  This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•evidence the assumption by another person of our obligations;

•add covenants for the benefit of the holders of all or any series of senior debt securities;

•add any additional events of default;

•add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•secure any senior debt security;

•establish the form or terms of senior debt securities of any series;

•evidence the acceptance of appointment by a successor trustee; or

•cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. Without the consent of the holder of each outstanding senior debt security affected, no modification or amendment will be permitted to:

•change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain specified covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•the successor is a person organized under U.S. or Canadian law;

•the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness - and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization - to all other financial obligations.  Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “- Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument. Senior indebtedness, however, does not include indebtedness that is stated in its terms not to be senior to, or to have the same rank as, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or not to rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities.  If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default.  Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities.  Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities-Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities-Modification and Waiver.”  Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities-Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the indentures will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us.  However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Subscription Receipts

We may issue subscription receipts, independently or together with other securities from time to time, as set forth in the applicable prospectus supplement. Subscription receipts will be issued under one or more subscription receipt agreements.

A subscription receipt is a security of ours that will entitle the holder to receive one or more common shares or a combination of common shares and warrants, upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. After the offering of subscription receipts, the subscription proceeds for the subscription receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of subscription receipts will not have any rights of shareholders of the Company. Holders of subscription receipts are only entitled to receive common shares or warrants or a combination thereof upon the surrender of their subscription receipts to the escrow agent or to a return of the subscription price for the subscription receipts, together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the subscription receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any subscription receipt agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The prospectus supplement will set forth the following terms relating to the subscription receipts being offered:

•the designation of the subscription receipts;

•the aggregate number of subscription receipts offered and the offering price;

•the terms, conditions and procedures for which the holders of subscription receipts will become entitled to receive common shares or warrants or a combination thereof;

•the number of common shares or warrants or a combination thereof that may be obtained upon the conversion of each subscription receipt and the period or periods during which any conversion must occur;

•the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•the gross proceeds from the sale of such subscription receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such subscription receipts, plus any interest earned thereon;

•the material income tax consequences of owning, holding and disposing of such subscription receipts;

•whether such subscription receipts will be listed on any securities exchange;

•any terms, procedures and limitations relating to the transferability, exchange or conversion of the subscription receipts; and

•any other material terms and conditions of the subscription receipts.

Any material U.S. federal income tax consequences and other special considerations with respect to any subscription receipts offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Warrants

We may issue warrants independently in one or more series to purchase common shares, or in any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities.  We may issue series of warrants under a separate warrant agreement between us and a warrant agent.  The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time.  Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants.  You should carefully consider the actual provisions of the warrants and any related warrant agreement.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•the title of the warrants;

•the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•the price or prices at which the warrants will be issued;

•the aggregate number of warrants;

•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•the maximum or minimum number of warrants which may be exercised at any time;

•the terms of any mandatory or option call provisions;

•whether the warrants are to be issued in registered or bearer form;

•whether the warrants are extendible and the period or periods of such extendibility;

•the identity of any warrant agent; and

•other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Description of Rights

We may issue rights to our shareholders for the purchase of debt securities, common shares or other securities, as set forth in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•the date of determining the shareholders entitled to the rights distribution;

•the number of rights issued or to be issued to each shareholder;

•the exercise price payable for each share of debt securities, common shares or other securities upon the exercise of the rights;

•the number and terms of the shares of debt securities, common shares or other securities which may be purchased per each right;

•the extent to which the rights are transferable;

•the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by the Company in connection with the offering of such rights; and

•any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Any material U.S. federal income tax consequences and other special considerations with respect to any rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities,. units comprised of one or more of the securities described in this prospectus in any combination, as set forth in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale.  We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on The NASDAQ Capital Market. We may elect to list any securities on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.  Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals.  The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.  If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.  We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved.  The terms of these sales will be described in the applicable prospectus supplement.  We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Memorandum and Articles of Association

Key Provisions of our Notice of Articles and Articles and the Business Corporations Act (British Columbia)

The following is a summary of certain key provisions of our notice of articles and articles and certain related sections of the Business Corporations Act (British Columbia) (the “BCBCA”). This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our notice of articles and to our articles attached as exhibits to our Annual Report on Form 20-F for the year ended November 30, 2019, filed with the SEC on March 2, 2020.

Stated Objects or Purposes

Our notice of articles and articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which the director is materially interested - Our articles state that a director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property, directly or indirectly, where a duty or interest might be created to conflict with his or her duty or interest as a director, shall declare the nature and extent of his or her interest in the contract or transaction or of the conflict or potential conflict with his duty and interest as a director in accordance with the provisions of the BCBCA.

The BCBCA also provides that a director is not entitled to vote in respect of any contract or transaction with us in which he or she holds a disclosable interest on any directors’ resolution to approve the contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of the directors may vote on such resolution. If he or she does vote, the vote will not be counted, but he or she will be counted in the quorum present at the meeting at which such vote is taken.

A director holds a disclosable interest in a contract or transaction if:

(a) the contract or transaction is material to us,

(b) we have entered, or proposes to enter, into the contract or transaction, and

(c) either of the following applies to the director:

(i) the director has a material interest in the contract or transaction;

(ii) the director is a director of, or has a material interest in, a person who has a material interest in the contract or transaction.

A director does not hold a disclosable interest in a contract or transaction merely because:

(i) the contract or transaction is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director, or a person in whom the director has a material interest, for the benefit of us or an affiliate of ours;

(ii) the contract or transaction relates to an indemnity or insurance of officers and directors under the BCBCA;

(iii) the contract or transaction relates to the remuneration of the director in that person’s capacity as director, officer, employee or agent of ours or an affiliate of ours;

(iv) the contract or transaction relates to a loan to us, and the director, or a person in whom the director has a material interest, is or is to be a guarantor of some or all of the loan; or

(v) the contract or transaction has been or will be made with or for the benefit of a corporation that is affiliated with us and the director is also a director or senior officer of that corporation or an affiliate of that corporation.

Director remuneration - Our articles provide that the remuneration of the directors may from time to time be determined by the directors or, if the directors shall decide, by the shareholders. The remuneration may be in addition to any salary or other remuneration paid to any officer or employee of our as such who is also a director.

The articles also provide that the directors shall be repaid reasonable traveling, hotel and other expenses they incur in and about our business. If any director shall perform any professional or other services for us that, in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about our business, he or she may be paid a remuneration to be fixed by the board, or, at the option of the director, by us in a general meeting, and the remuneration may be either in addition to, or in substitution for any other remuneration that he or she may be entitled to receive. The directors, on behalf of us, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance.

Borrowing powers of directors - Our articles provide that the directors may, from time to time, on behalf of the Company:

(a) borrow money in a manner and amount, on any security, from any source and upon any terms and conditions;

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person; and

(c) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).

Variation of the foregoing borrowing powers requires an amendment to the articles. In accordance with the BCBCA, this requires the approval of our shareholders by way of a special resolution  passed by 3/4 of the votes cast (a “Special Resolution”) on the resolution by our shareholders who, being entitled to do so, vote in person or by proxy at our general meeting, or a resolution consented to in writing by every shareholder who would have been entitled to vote in person or by proxy at a general meeting.

Retirement of directors under an age limit requirement - Our notice of articles and articles do not impose any mandatory age-related retirement requirement for directors.

Share requirement for directors - Pursuant to our articles, a director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the BCBCA to become or act as director. Under the BCBCA an individual is not qualified to become a director if he or she is (i) under the age of 18 years, (ii) found by a court to be incapable of managing his or her own affairs, (iii) an undischarged bankrupt, or (iv) convicted of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud.

Share Capitalization

We are authorized to issue 500,000,000 common shares without par value and 20,000,000 preferred shares without par value of which 1,000,000 shares are designated as Series A Preferred Shares, 100 shares are designated as Series B Preferred Shares, 1,000,000 shares are designated as Series C Preferred Shares, 4,000,000 shares are designated as Series D Preferred Shares and 4,000,000 shares are designated as Series E Preferred Shares. As of May 1, 2020, there are a total of 6,785,175 common shares, and no preferred shares, outstanding. See the discussion in the section of this prospectus entitled “Description of Share Capital” for a summary of the rights attached to our common shares and preferred shares.

Amendment of Rights

We may, by Special Resolution, alter our notice of articles or articles to create or vary the special rights or restrictions attached to any shares, but no right or special right attached to any issued shares may be prejudiced or interfered with unless all shareholders holding shares of each class or series whose right or special right is prejudiced or interfered with consent thereto in writing, or unless a resolution consenting is passed at a separate class meeting of the holders of the shares of each class by a majority of three-fourths. To alter the articles or notice of articles a special resolution is required. However, if the alteration affects the rights of certain shareholders, then, to pass the resolution, either (i) all holders must consent in writing, or (ii) three-fourths of holders must consent during a general meeting.

Meeting

We must hold an annual general meeting of our shareholders at least once every calendar year at a time and place determined by the directors, provided that the meeting must not be held later than thirteen (13) months after the preceding annual general meeting.

The directors may, whenever they think fit, call a meeting of the shareholders. A general meeting, if requisitioned in accordance with the BCBCA, will be convened by the directors or, if not convened by the directors, may be convened by the requisitioning shareholders as provided in the BCBCA.

A notice convening a general meeting, specifying the time and place of the meeting, and, in case of special business, the general nature of the special business, must be given to shareholders not less than twenty-one (21) days prior to the meeting. Shareholders entitled to attend and vote at a general meeting may, by unanimous written consent, reduce or waive the period of notice for a meeting.

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice, by any person entitled to receive notice does not invalidate any proceedings at that meeting.

A quorum for a general meeting is one or more individuals who are shareholders, proxyholders representing shareholders or duly authorized representatives of corporate shareholders, personally present and representing shares aggregating not less than 33 1/3 % of the issued shares of the Company entitled to be voted at that meeting. If the Company has only one shareholder, the quorum for a general meeting will be one person present and being, or representing by proxy, such shareholders or, if the shareholder is a corporation, a duly authorized representative of such corporation.

If within one-half hour from the time appointed for a meeting a quorum is not present, the meeting, if convened by requisition of the shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at a time and place determined by the board of directors. If at the adjourned meeting a quorum is not present within one-half hour from the time appointed, the shareholders present shall be a quorum.

Limitations on Right to own Securities

Our articles do not provide for any limitations on the rights to own securities. As discussed above, we do, however, have a Shareholder Rights Plan, a copy of which is filed as an exhibit to this registration statement of which this prospectus forms a part.

Change of Control

Our articles do not contain any change in control limitations with respect to a merger, acquisition or corporate restructuring involving us. As discussed above, we do, however, have a Shareholder Rights Plan, a copy of which is filed as an exhibit to this registration statement of which this prospectus forms a part.

Shareholder Ownership Disclosure

Our articles do not contain any provision governing the disclosure of share ownership.

Changes in the Capital

We may by either Special Resolution or ordinary resolution amend our notice of articles to increase our share capital by:

(a)creating shares with par value or shares without par value, or both;

(b)increasing the number of shares with par value or shares without par value, or both; and

(c)increasing the par value of a class of shares with par value, if no shares of that class are issued.

We may by Special Resolution alter its notice of articles to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to the extent, in the manner and with the consent of shareholders holding a class of shares which is the subject of or affected by the alteration, as the BCBCA, or its predecessor Company Act (British Columbia), provides.

In addition, we may alter its notice of articles and articles:

(a) by Special Resolution, to create, define and attach special rights or restrictions to any shares, and

(b) by Special Resolution and by otherwise complying with any applicable provision of its notice of articles and articles, to vary or abrogate any special rights and restrictions attached to any shares but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all shareholders holding shares of each class whose right or special right is prejudiced or interfered with consent thereto in writing, or unless a resolution consenting is passed at a separate class meeting of the holders of the shares of each class by a majority of three-fourths of the issued shares of the class.

Notwithstanding any consent in writing or resolution, no alteration shall be valid as to any part of the issued shares of any class unless the holders of all of the issued shares of the class either all consent in writing or consent by a resolution passed by the votes of shareholders holding three-fourths of the issued shares of the class.

An ordinary resolution means a resolution passed at a general meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or a resolution passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least a special majority of the votes entitled to be cast on the resolution.  A special majority means three-fourths of the votes cast on the resolution.

Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$3,245.00
Printing and postage expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Rating agency fees	(1)
Miscellaneous expenses	(1)
Total	(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings.  The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Certain Income Tax Considerations

Material Canadian and/or U.S. income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.  You are urged to consult your own tax advisors prior to any acquisition of our securities.

Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Katten Muchin Rosenman LLP with respect to U.S. legal matters and by Miller Thomson LLP with respect to Canadian legal matters. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Experts

The consolidated financial statements of Liquid Media Group Ltd. as of November 30, 2019 and 2018 and for each of the three years in the period ended November 30, 2019 incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Liquid Media Group Ltd.

1,791,045 Common Shares

PROSPECTUS SUPPLEMENT

Placement Agent

H.C. WAINWRIGHT & CO.

MARCH 18, 2021